UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 24, 2015

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable

(b) Matthew W. Norton announced February 24, 2015, his resignation from Boise Cascade Company’s ("Boise Cascade") Board of Directors (“Board”) effective February 27, 2015. Mr. Norton is a director of Madison Dearborn Partners (“MDP”). MDP completed a leveraged buyout of Boise Cascade's assets in October 2004 and subsequently exited its investment in Boise Cascade in early 2014. Mr. Norton stated that his resignation is not the result of any disagreement with the Board or the company’s management. A copy of the press release announcing the resignation of Mr. Norton is provided as Exhibit 99.1

(c) Not applicable.

(d) On February 25, 2015, Boise Cascade elected a new director effective immediately: Mr. Steven C. Cooper. Mr. Cooper is currently a director, the president, and the chief executive officer of TrueBlue, Inc., a New York Stock Exchange listed company based in Tacoma, Washington. Mr. Cooper will serve on the Board’s Audit Committee. As a non-employee director, Mr. Cooper will receive the same compensation paid to all non-employee directors of the company. A copy of the press release announcing the appointment of Mr. Cooper is provided as Exhibit 99.1.

(e) On February 26, 2015, Boise Cascade entered into a new severance agreement with Daniel G. Hutchinson, the executive vice president of Wood Products. The severance agreement provides Mr. Hutchinson with certain severance benefits in connection with a “qualifying termination” (as defined in the agreement). More specifically, under the severance agreement, in the event of a “qualifying termination” Mr. Hutchinson will be entitled to receive (a) his full base salary through the date of termination, a short-term incentive award payment for the year of termination based on the short-term incentive plan’s actual payout for the year and prorated to reflect the portion of the year expired, and all other compensation to which he is then entitled; (b) a lump-sum severance payment equal to two times the sum of his annual base salary and his target short-term incentive for the year in which the termination occurs; and (c) a lump-sum amount equal to the value of his unused and accrued time off in accordance with the applicable time-off policy in effect on the termination date. Additionally, in the event of a qualifying termination, the severance agreement provides for healthcare and insurance benefits for 18 months following the termination date (subject to his payment of required contributions). The summary of the severance agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of severance agreement, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

(f) Not applicable

Item 8.01 - Other Events.

Mr. Duane C. McDougall announced his resignation as chairman of the board of Boise Cascade effective March 7, 2015. Mr. McDougall will remain a director on the Board. On February 25, 2015, Boise Cascade elected Thomas E. Carlile as chairman of the Board, effective March 7,

2015, following his March 6, 2015, retirement as chief executive officer of Boise Cascade. A copy of the press release announcing these changes is provided as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit 99.1    Press Release dated February 26, 2015.
Exhibit 10.1    Form of Daniel Hutchinson severance agreement dated February 26, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: February 26, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Daniel Hutchinson severance agreement dated February 26, 2015
99.1	Press release dated February 26, 2015